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                                                                      EXHIBIT 11
                          INGLES MARKETS, INCORPORATED
                                AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE *


                                                    THREE MONTHS ENDED
                                                    ------------------
                                                DECEMBER 30,  DECEMBER 24,
                                                    1995          1994
                                                ------------  ------------
 PRIMARY:
   Net income                                    $ 4,722,116   $ 3,837,788
                                                 ===========   ===========

   Shares
     Weighted average number of common shares
      and common stock equivalent shares
      outstanding                                 18,353,052    18,354,685
                                                 ===========   ===========

   Primary earnings per common share             $       .26   $       .21
                                                 ===========   ===========


 FULLY DILUTED:
   Net income                                    $ 4,722,116   $ 3,837,788

   Add after tax and bonus effect of interest
     expense applicable to Convertible
     Subordinated Debentures                         514,739       528,112
                                                 -----------   -----------

   Fully diluted earnings                        $ 5,236,855   $ 4,365,900
                                                 ===========   ===========

   Shares
     Weighted average number of common
      shares and common stock equivalent
      shares outstanding                          18,409,234    18,354,685

     Additional shares assuming conversion
      of Convertible Subordinated Debentures       3,374,685     3,374,685
                                                 -----------   -----------

     Weighted average number of common
      shares outstanding as adjusted              21,783,919    21,729,370
                                                 ===========   ===========

   Fully diluted earnings per common share       $       .24   $       .20
                                                 ===========   ===========





 *    See note B of the notes to unaudited interim financial statements.





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